Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
October 30, 2006	Richard E. Leone
Manager — Investor Relations
rleone@rtiintl.com
330-544-7622
RTI ANNOUNCES THIRD QUARTER RESULTS
     Niles, Ohio — RTI International Metals, Inc., (NYSE: RTI) released results today for the third quarter of 2006.
     RTI reported net income for the third quarter of $23.0 million, or $1.02 per share, on sales of $128.9 million. In the third quarter of 2005, the Company reported net income of $8.7 million, or $0.38 per share, on sales of $80.3 million.
     Operating income for the quarter was $34.2 million, up 47% from the second quarter of 2006, resulting in an operating margin of 26.5%. The improvement reflects a combination of increased realized prices, higher mill product shipping volumes and reduced administrative expenses.
     The Company’s Titanium Group shipped 4.1 million pounds of mill products during the quarter at an average realized price of $21.05 per pound. Third quarter sales of $94.6 million, including intergroup sales of $40.8 million, generated operating income of $24.4 million. During the same period a year ago, the Group had an operating income of $10.9 million on sales of $53.5 million, including $23.3 million in intergroup sales. Shipments in the 2005 period totaled 3.0 million pounds at an average price of $15.04 per pound.
     The Fabrication & Distribution Group had operating income of $9.8 million on sales of $75.0 million during the third quarter, as operating margin improved to 13%. Results from the comparable period in 2005 were operating income of $2.6 million on sales of $50.2 million.
     Commenting on the quarter, Timothy G. Rupert, President and CEO, said, “RTI’s third quarter results reflect strong performances by both of our operating groups, resulting in the highest operating income in the Company’s history. This performance should continue in the fourth quarter, as we expect lower mill product shipments to be more than offset by higher price realizations and Fabrication & Distribution revenue increases. Demand from all of RTI’s markets remains robust. The Company’s order backlog grew an additional 10% during the third quarter.”
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October 30, 2006

     The statements in this release relating to matters that are not historical facts are forward-looking statements that may involve risks and uncertainties. These include, but are not limited to, the impact of global events on the commercial aerospace industry, military spending, global economic conditions, the competitive nature of the markets for specialty metals, the ability of the Company to obtain an adequate supply of raw materials, successful completion of the Company’s capital expansion projects, the design and effectiveness of the Company’s internal control over financial reporting, and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. Actual results can differ materially from those forecasted or expected. The information contained in this release is qualified by and should be read in conjunction with the statements and notes filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, as may be amended from time to time.
     RTI International Metals®, headquartered in Niles, Ohio, is one of the world’s largest producers of titanium. Through its various subsidiaries, RTI manufactures and distributes titanium and specialty metal mill products, extruded shapes, formed parts and engineered systems for aerospace, industrial, defense, energy, chemical and consumer applications for customers around the world. To learn more about RTI International Metals, Inc., visit our website at www.rtiintl.com.
     NOTE: RTI International Metals, Inc. has scheduled a conference call for Tuesday, October 31, 2006, at 10:00 a.m., Eastern Time, to discuss this press release. To participate in the call, please dial toll free (USA/Canada) 800-938-0653 or (International) 973-935-2408 a few minutes prior to the start time and specify the RTI International Metals Conference Call. Replay of the call will be available until 11:59 p.m., Eastern Time, on Tuesday, November 7, 2006, by dialing (USA/Canada) 877-519-4471 or (International) 973-341-3080 and Digital Pin Code 7911882.
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October 30, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales	$128,855	$80,324	$361,601	$247,056
Cost and expenses:
Cost of sales	81,112	53,681	242,442	170,249
Selling, general and administrative expenses	13,262	12,714	43,394	34,103
Research, technical and product development expenses	288	392	1,133	1,175

Operating income	34,193	13,537	74,632	41,529
Other (expense) income	(71)	66	182	499
Interest income, net	691	269	1,593	659

Income from continuing operations before income taxes	34,813	13,872	76,407	42,687
Provision for income taxes	11,766	5,246	27,491	15,133

Income from continuing operations	23,047	8,626	48,916	27,554
Income from discontinued operations, net of tax provision	—	36	—	87

Net income	$23,047	$8,662	$48,916	$27,641

Basic earnings per share:
Continuing operations	$1.02	$0.38	$2.16	$1.24
Discontinued operations	—	—	—	—

Net income	$1.02	$0.38	$2.16	$1.24

Diluted earnings per share:
Continuing operations	$1.00	$0.38	$2.12	$1.22
Discontinued operations	—	—	—	—

Net income	$1.00	$0.38	$2.12	$1.22

Weighted-average shares outstanding:
Basic	22,689,413	22,526,194	22,628,874	22,251,556

Diluted	23,017,546	22,944,670	23,036,645	22,692,283

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October 30, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	September 30,	December 31,
ASSETS	2006	2005
Current assets:
Cash and cash equivalents	$76,346	$53,353
Investments	—	2,410
Receivables, less allowance for doubtful accounts of $2,358 and $1,604	75,958	54,212
Inventories, net	237,535	223,394
Deferred income taxes	3,804	3,778
Other current assets	5,415	7,407

Total current assets	399,058	344,554
Property, plant and equipment, net	90,941	80,056
Goodwill	49,129	48,646
Other intangible assets, net	16,475	16,581
Deferred income taxes	5,490	5,451
Intangible pension asset	4,076	4,076
Other noncurrent assets	955	2,387

Total assets	$566,124	$501,751

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,822	$25,620
Accrued wages and other employee costs	13,151	10,953
Billings in excess of costs and estimated earnings	11,639	13,352
Income taxes payable	6,476	3,367
Deferred income taxes	3	3
Other accrued liabilities	8,486	8,589

Total current liabilities	68,577	61,884
Accrued postretirement benefit cost	21,408	21,070
Accrued pension cost	25,431	25,595
Deferred income taxes	6,269	6,516
Other noncurrent liabilities	6,805	7,034

Total liabilities	128,490	122,099

Shareholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 23,330,193 and 23,131,378 shares issued; 22,851,950 and 22,687,306 shares outstanding	233	231
Additional paid-in capital	284,693	278,690
Deferred compensation	—	(3,078)
Treasury stock, at cost; 478,243 and 444,072 shares	(5,285)	(4,389)
Accumulated other comprehensive loss	(24,233)	(25,112)
Retained earnings	182,226	133,310

Total shareholders’ equity	437,634	379,652

Total liabilities and shareholders’ equity	$566,124	$501,751

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October 30, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2006	2005
OPERATING ACTIVITIES:
Net income	$48,916	$27,641
Net income from discontinued operations	—	(87)

Net income from continuing operations	48,916	27,554
Adjustment for non-cash items included in net income:
Depreciation and amortization	10,596	9,739
Stock-based compensation and other	3,668	881
Excess tax benefits from stock-based compensation activity	(2,933)	3,812
Loss (gain) on sale of property, plant and equipment	95	(4)
Other	360	(590)
Changes in assets and liabilities:
Receivables	(20,426)	(10,001)
Inventories	(13,903)	(75,166)
Accounts payable	2,198	11,067
Deferred taxes and income taxes payable	6,122	(6,292)
Billings in excess of costs and estimated earnings	(1,695)	7,593
Other current liabilities	1,271	4,461
Other assets and liabilities	3,186	(3,639)

Cash provided (used) by continuing operating activities	37,455	(30,585)
Cash provided by discontinued operating activities	—	79

Cash provided (used) by operating activities	37,455	(30,506)
INVESTING ACTIVITIES:
Acquisitions, net of cash acquired, and other investing	—	(290)
Proceeds from disposal of property, plant and equipment	102	5
Proceeds from sale of investments	2,410	—
Capital expenditures	(20,935)	(7,640)

Cash used by investing activities	(18,423)	(7,925)

FINANCING ACTIVITIES:
Proceeds from exercise of employee stock options	2,124	13,387
Excess tax benefits from stock-based compensation activity	2,933	—
Purchase of common stock held in treasury	(896)	(483)

Cash provided by financing activities	4,161	12,904

Effect of exchange rate changes on cash and cash equivalents	200	474

Increase (decrease) in cash and cash equivalents	22,993	(25,053)
Cash and cash equivalents at beginning of period	53,353	62,701

Cash and cash equivalents at end of period	$76,346	$37,648

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October 30, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
Selected Operating Segment Information
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales:
Titanium Group	$53,853	$30,155	$154,040	$92,978
Intersegment sales	40,789	23,296	105,647	66,346

Total Titanium Group net sales	94,642	53,451	259,687	159,324

Fabrication & Distribution Group	75,002	50,169	207,561	154,078
Intersegment sales	1,290	1,714	4,600	3,754

Total Fabrication & Distribution Group net sales	76,292	51,883	212,161	157,832

Eliminations	42,079	25,010	110,247	70,100

Total consolidated net sales	$128,855	$80,324	$361,601	$247,056

Operating income:
Titanium Group before corporate allocations	$26,066	$13,292	$59,714	$34,829
Corporate allocations	(1,657)	(2,372)	(6,474)	(5,153)

Total Titanium Group operating income	24,409	10,920	53,240	29,676

Fabrication & Distribution Group before corporate allocations	13,507	6,399	33,883	21,765
Corporate allocations	(3,723)	(3,782)	(12,491)	(9,912)

Total Fabrication & Distribution Group operating income	9,784	2,617	21,392	11,853

Total consolidated operating income	$34,193	$13,537	$74,632	$41,529

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